Exhibit 5.1

May 29, 2018

HighPoint Resources Corporation

1099 18th Street, Suite 2300

Denver, Colorado 80202

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HighPoint Resources Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof.  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate number of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) rights to purchase Common Stock, Preferred Stock or other Securities (as defined below) (the “Rights”), (iv) senior debt securities, in one or more series (the “Senior Debt Securities”), and subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (vi)  warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (vii) stock purchase contracts to purchase Common Stock or other Securities (the “Stock Purchase Contracts”), and (viii) stock purchase units relating to the Stock Purchase Contracts (the “Stock Purchase Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering. The Common Stock, Preferred Stock, Rights, Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are referred to collectively herein as the “Securities”.

The Rights will be issued under one or more rights agreements between the Company and a bank or trust company as rights agent (each, a “Rights Agreement”). The Debt Securities will be issued from time to time under one or more indentures between the Company and a trustee (each, an “Indenture”). The Depositary Shares will be issued under one or more deposit agreements between the Company and a bank or trust company as depositary (each, a “Depositary Agreement”). The Warrants will be issued under one or more warrant agreements between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”). The Stock Purchase Contracts will be issued under one or more stock purchase contract agreements between the Company and another party thereto (each, a “Stock Purchase Contract Agreement”). The Stock Purchase Units will be issued under one or more stock purchase unit agreements between the Company and

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another party thereto (each, a “Stock Purchase Unit Agreement”, and, together with the Rights Agreements, the Indentures, the Depositary Agreements, the Warrant Agreements, and the Stock Purchase Contract Agreements, the “Agreements”).

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law, as we have deemed necessary or appropriate for purposes of giving the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We have assumed for purposes of this opinion:

•                  the corporate power, authority and legal right of each party to an Agreement at the time of its execution and delivery to execute, deliver and perform its obligations under the Agreement, that the performance of such obligations by such party will not violate its organizational documents and that the relevant Agreement will have been duly authorized, executed and delivered by the parties thereto at the time of issuance of the relevant Securities and will represent the valid and legally binding obligations of the parties thereto;

•                  that the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement under the Act will not have been terminated or rescinded;

•                  that a supplement to the prospectus included in the Registration Statement (a “Prospectus Supplement”) will have been prepared and timely filed with the Commission describing the Securities offered thereunder;

•                  that all Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

•                  that a definitive purchase, underwriting or similar agreement (each, an “Underwriting Agreement”) with respect to any Securities offered thereunder will be duly authorized and validly executed and delivered by the Company and the other parties thereto;

•                  that, with respect to any Security (an “Underlying Security”) issued upon exercise, conversion or exchange of another Security (a “Convertible Security”), that the Underlying Security is issued upon receipt of the consideration provided for and otherwise in compliance with the Agreement governing the Convertible Security providing for such exercise, conversion or exchange, and that all other assumptions herein regarding the approval, legality and issuance of the Underlying Security are accurate;

•                  that there will be sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized under the Certificate of Incorporation of the Company as in effect at the time of the offering of Securities and not otherwise reserved for other issuance;

•                  that the consideration for the Common Stock and Preferred Stock issued will not be less than the par value thereof;

•                  that the issuance of any Security will not violate any applicable law or agreement or instrument then binding on the Company and will be effected in a manner consistent with the relevant Prospectus Supplement and Underwriting Agreement; and

•                  that with respect to any Securities offered, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

The opinions herein are limited to matters governed by the federal laws of the United States of America and the laws of the State of Colorado, the Delaware General Corporation Law, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. Except as expressly stated above, we express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

•                  With respect to Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable Underwriting Agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable;

•                  With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations related thereto and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable Underwriting Agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and, except to the extent set forth in the Certificate of Designations, nonassessable;

•                  With respect to the Rights, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Rights Agreement, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, issuance and delivery of such Rights, upon payment of the consideration for such Rights provided for in the applicable Underwriting Agreement approved by the Board and otherwise in accordance with the provisions of the applicable Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms;

•                  With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Indenture and any Debt Securities, the terms of the offering thereof and related matters by the Board, (b) the qualification of the applicable Indenture and the applicable trustee under the Trust Indenture Act of 1939 and (c) the due execution, authentication, issuance and delivery of the Indenture and such Debt Securities, upon payment of the consideration therefor provided for in the applicable Underwriting Agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms;

•                  With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (2) the execution and delivery of any Deposit Agreement, (b) the Preferred Stock represented by the Depositary Shares has been the subject of the items specified in the second bullet point above and has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable Underwriting Agreement approved by the Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement;

•                  With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Warrant Agreement, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable

Underwriting Agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms;

•                  With respect to the Stock Purchase Units and Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Agreement, the terms of the offering thereof and related matters, and (b) the due execution and delivery of such Agreements, upon payment of the consideration for such Securities provided for in the applicable Underwriting Agreement approved by the Board and otherwise in accordance with the provisions of the applicable Agreement, such Stock Purchase Units and/or Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Commission thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
DAVIS GRAHAM & STUBBS LLP